Exhibit 5.1

May 28, 2010 Vermillion, Inc. 47350 Fremont Boulevard Fremont, CA 94536 Re: Registration Statement on Form S-8 Ladies and Gentlemen:

We have acted as counsel to Vermillion, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission on May 28, 2010 (the “Registration Statement”) to effect registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,322,983 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), reserved for issuance pursuant to the Company’s 2010 Stock Incentive Plan (the “2010 Plan”), 676,581 shares of Common Stock reserved for issuance upon exercise of the current outstanding options under the 2000 Stock Plan (the “2000 Plan”), and 1,720 shares of Common Stock reserved for issuance upon exercise of the current outstanding options under the 1993 Stock Plan (the “1993 Plan”) (collectively, the “Plans”, and all such shares of reserved Common Stock being referred to herein as the “Shares”).

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

(i) the Registration Statement;

(ii) the Fourth Amended and Restated Certificate of Incorporation of the Company, certified as of January 22, 2010 by the Office of the Secretary of State of the State of Delaware;

(iii) the Amended and Restated Bylaws of the Company as presently in effect, as certified by an officer of the Company as of August 9, 2008;

(iv) the Plans and the forms of award agreements related thereto; and

(v) a certificate, dated as of January 5, 2010, from the Office of the Secretary of State of the State of Delaware, as to the existence and good standing of the Company in the State of Delaware.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares, when issued and sold as described in the Registration Statement and in accordance with the Plan and the applicable award agreements thereunder (including the receipt of the full purchase price therefor), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This letter is rendered solely to you in connection with the issuance and delivery of the Shares. This letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this letter.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

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